FAMILY STEAK HOUSES OF FLORIDA, INC.
                             2113 Florida Boulevard
                          Neptune Beach, Florida 32233
                                 (904) 249-4197

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                                  AMENDMENT TO
                         STATEMENT BY BOARD OF DIRECTORS
                                  IN OPPOSITION
                            TO BISCO INDUSTRIES, INC.

                                  May 23, 1997

     This Amendment to the Revocation of Consent Statement (this "Statement") is furnished by the Board of Directors (the "Board") of Family Steak Houses of Florida, Inc., a Florida corporation (the "Company"), to the holders of outstanding shares of the Company's common stock, par value $.01 per share, in connection with the Board's opposition to the solicitation of written shareholder consents (the "Bisco Solicitation") by Bisco Industries, Inc. ("Bisco").

     In the Board's Revocation of Consent Statement, the Board stated its intention to propose as a matter for consideration at the 1997 Annual Meeting of Shareholders an amendment to the Company's Articles of Incorporation to divide the Board into three classes, permit removal of directors only for cause, and provide that vacancies occurring in the Board may only be filled by the affirmative vote of 80% of the directors then in office. The Board has given serious, thoughtful consideration to the number and complexity of choices to be made by the shareholders and in an effort to reduce the amount of time required for shareholders to properly consider the issues, has decided to postpone consideration of this amendment to the Articles of Incorporation until a later date.

     YOUR BOARD CONTINUES TO UNANIMOUSLY OPPOSE EACH OF THE PROPOSALS MADE IN THE BISCO SOLICITATION AND RECOMMENDS THAT YOU DO NOT CONSENT TO ANY OF THEM AND REVOKE ANY CONSENT PREVIOUSLY GIVEN TO BISCO.

     This Amendment to the Revocation of Consent Statement is being mailed to shareholders on or about May 23, 1997.

     IF YOU PREVIOUSLY SIGNED AND RETURNED THE GOLD CONSENT CARD SENT TO YOU BY BISCO, YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND. THE BOARD URGES YOU TO SIGN, DATE AND MAIL THE WHITE REVOCATION OF CONSENT CARD PREVIOUSLY PROVIDED TO YOU. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR REVOCATION OF CONSENT IS IMPORTANT. PLEASE ACT TODAY!

     IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, WE URGE YOU TO CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO EXECUTE A WHITE REVOCATION OF CONSENT CARD ON YOUR BEHALF. YOU SHOULD ALSO SIGN, DATE AND MAIL YOUR WHITE REVOCATION OF CONSENT CARD WHEN YOU RECEIVE IT IN THE MAIL. PLEASE DO SO IMMEDIATELY!

     PLEASE ALSO REVIEW THE PROXY STATEMENT AND ANNUAL REPORT ACCOMPANYING THIS AMENDMENT. THE BOARD URGES YOU TO VOTE FOR PROPOSALS 1, 2 AND 4 AND AGAINST PROPOSAL 3 ON THE ENCLOSED PROXY CARD FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS. THEN PLEASE SIGN, DATE AND MAIL YOUR WHITE PROXY CARD FOR THE 1997 ANNUAL MEETING. EVERY VOTE IS IMPORTANT. PLEASE VOTE TODAY!

     If you have any questions about giving your revocation of consent or require assistance, please contact our agent:

                 Corporate Investor Communications, Inc. ("CIC")
                                111 Commerce Road
                        Carlstadt, New Jersey 07072-2586
                          CALL TOLL FREE (800) 932-8498
                           CALL COLLECT (201) 896-1900